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                                                                  Exhibit (e)(i)

                       THE ENTERPRISE GROUP OF FUNDS, INC.

                             DISTRIBUTOR'S AGREEMENT

         THIS AMENDED AND RESTATED DISTRIBUTOR'S AGREEMENT (hereinafter, the "Agreement") is made by and between THE ENTERPRISE GROUP OF FUNDS, INC. (the "Fund") and ENTERPRISE FUND DISTRIBUTORS, INC. (the "Distributor").

                                WITNESSETH THAT:

         1. APPOINTMENT OF FUND DISTRIBUTOR. The Fund hereby appoints Distributor as the exclusive distributor to sell, as agent and not as principal, shares of the $1.00 par value common stock of each class of the Portfolios of the Fund (hereinafter called the "Shares") during the term of this Agreement. Distributor hereby accepts such appointment and, during the continuance of this Agreement, agrees to use its best efforts to increase the sale and distribution of the Shares.

         It is recognized that the terms of this Agreement may be varied by amendment from time to time as to specific Portfolios of the Fund.

         The appointment of Distributor and its acceptance shall not be deemed to be a commitment by Distributor for the purchase of any specific number of shares.

         2. AGREEMENT TO SELL SHARES THROUGH DISTRIBUTOR. The Fund hereby agrees to sell Shares through Distributor exclusively, at any time or from time to time, on or after the effective date of this Agreement, upon the terms and conditions below stated, provided at the time of any such sale there is a Registration Statement in effect.

         This Agreement to sell shall not apply to Shares issued or transferred
(a) in connection with the merger or consolidation of the Fund with any other investment company or trust, or the acquisition of all or substantially all of the assets or of the outstanding shares of any investment company or trust, or
(b) pursuant to an offer of exchange exempted under Section 22(d) of the Investment Company Act of 1940 by reason of the fact that said offer is permitted by Section 11 of the Act, or (c) upon the sale to a registered unit investment trust which is the issuer of periodic payment plan certificates, the net proceeds of which are invested in redeemable securities, or (d) in connection with the pro rata distribution directly to holders of Shares in the nature of a stock dividend or split-up, or (e) upon the exercise of any such rights as the shareholders of the Fund may have to purchase Shares on a pro rata basis, or (f) in connection with reinvestment of dividends and distributions by shareholders, or (g) pursuant to sales exempted from Section 22 (d) of the Investment Company Act of 1940 by rule or regulation of the Commission, except as may otherwise be provided in the current Prospectus of the Fund, or (h) to meet the requirements of similar programs using the shares of a foreign investment company approved by the Fund and having the Shares as its investment medium.
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         3. SOLICITATION OF ORDERS. The Distributor is authorized, and shall use its best efforts, to enter into agreements with broker-dealers and other financial institutions (the "Retail Broker-Dealers") (which may include affiliates of the Distributor) that are lawfully registered under federal law and any applicable state law, providing for such Retail Broker-Dealers to obtain from investors unconditional orders for Shares authorized for issue by the Fund. The Distributor may, at its discretion refuse to accept orders for such Shares from any applicant and may provide similar discretion to the Retail Broker-Dealers.

A.       DISTRIBUTOR NOT AGENT OF FUND IN RESPECT TO DEALERS

         In making agreements with Retail Broker-Dealers or others, the Distributor shall act only in its own behalf as principal and in no sense as agent for the Fund and shall be agent for the Fund only in respect of sales and repurchases of Shares.

B.       TERMS

         All Shares shall be sold for cash on delivery.

C.       DELIVERY

         The Fund agrees to instruct its transfer agent that, upon presentation of a receipted statement evidencing that the Custodian has received payment therefor for the Fund's account, the Custodian shall deliver to Distributor certificates for Shares so paid for in definitive form registered in such names and in such amounts as Distributor shall request in writing.

D.       ADJUSTMENT FOR ERROR AND DELAY

         The purchase price of any Shares sold by or repurchased by Distributor under this Agreement will be subject to reasonable adjustment for clerical errors, delays and errors of transmission, and cancellation of orders.

         4. RESTRICTIONS ON RESALE BY DISTRIBUTOR. Distributor will, in transactions with others than the Fund, sell Shares only at the then applicable public offering price as set forth in the Fund's Prospectus (i.e. net asset value plus any applicable sales charge). Shares so sold by Distributor to cover telegraphic orders addressed to it at any of its offices may be sold at the applicable price at the time of transmittal as indicated by the telegraphic time stamp thereon, and Shares sold by it to cover other orders may be sold at the applicable price at the time of receipt in any of its offices.

         Distributor will not make any short sales of Shares.

         5. IMPOSITION OF CONTINGENT DEFERRED SALES CHARGES. The Fund may impose a Contingent Deferred Sales Charge ("CDSC") upon redemptions within a fixed period of time of Shares sold hereunder which CDSC shall be paid to the Distributor. Any such CDSC shall be the amount stated in the Fund's Prospectus.


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         6. DISTRIBUTOR AS AGENT FOR REPURCHASE OF SHARES. During the term of this Agreement, Distributor is authorized to act as Agent for the Fund to repurchase Shares tendered to the Fund upon the terms and conditions of repurchase set forth in the Prospectus. Unless and until Distributor is notified of the suspension of the right of redemption in accordance with any rights so reserved in the Prospectus, Distributor is authorized to repurchase Shares tendered at the prices determined in the manner set forth in the Prospectus, and all such repurchases of Shares by Distributor as Agent for the Fund prior to receipt of such notice shall be honored by the Fund. Distributor will not as such Agent repurchase any Shares after receipt from the Fund of written notice that the right of redemption is suspended.

         The Fund will pay or direct its Custodian to pay from the Fund's account the repurchase price of any Shares repurchased by its Agent against delivery of the certificates representing such Shares in proper form for transfer to the Fund. Tenders by telegraph to any of Distributor's offices will be deemed to have been made at the telegraphic time of transmittal stamped on the telegram.

         Distributor agrees to notify the Fund each day of the number of Shares which it has repurchased as Agent and of the applicable price or prices at which such repurchases were made, and to present the certificates for the said Shares to the Custodian for payment as the same are received in proper form for transfer to the Fund.

         Distributor accepts its appointment as Agent to repurchase Shares and agrees to act in such capacity without any compensations other than as provided by other items of this Agreement.

         7. REPRESENTATIONS AND WARRANTIES OF THE FUND. The Fund represents and warrants that:

                  (a) A Registration Statement with respect to the Shares has been filed with the Commission and is effective under the Act.

                  (b) At the time of any sales of Shares by the Distributor on behalf of the Fund hereunder, the Registration Statement then in effect under the Act and Prospectus will fully comply with the provisions of the Act and the Rules and Regulations of the Commission thereunder, and neither the Registration Statement, the Prospectus nor the Statement of Additional Information will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; providing that the foregoing representation and warranty shall not apply to statements or omissions in such Registration Statement. Prospectus or Statement of Additional Information made in reliance upon and in conformity with information furnished in writing to the Fund by the Distributor.


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                  (c) The presently outstanding Shares of the Fund are validly issued, fully paid and nonassessable Shares; and the Shares to be sold hereunder, upon issue and receipt of considerations therefor, will be validly issued, fully paid, and nonassessable Shares of the Fund.

                  (d) The Fund is a duly registered, open-end investment company of the management type under the Investment Company Act of 1940; the issue and sale of Shares to be sold hereunder, upon receipt of the consideration therefor, will conform to the requirements of the Investment Company Act of 1940.

         8. REPRESENTATIONS AND WARRANTIES OF THE DISTRIBUTOR. Distributor hereby represents and warrants that it is a member of the National Association of Securities Dealers, Inc. and it is registered as a broker-dealer under the Securities Exchange Act of 1934 and that such membership and registration shall be in effect at all times in which it is engaged in selling the Shares hereunder.

         9. INDEMNIFICATION BY FUND. The Fund agrees to indemnify, defend and hold Distributor, its officers and directors, and any person who controls it, within the meaning of Section 15 of the Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities, and any counsel fees incurred in connection therewith) which Distributor, its officers, directors or any such controlling person may incur under the Act, or under common law or otherwise, arising out of or based upon any untrue statement of material fact contained in the Fund's Registration Statement, Prospectus or Statement of Additional Information or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance and in conformity with information furnished in writing by Distributor to the Fund for use in the Fund's Registration Statement, Prospectus or Statement of Additional Information.

         This Indemnity Agreement, to the extent that it might require indemnity of any person who is also an officer or director of the Fund or who controls the Fund within the meaning of Section 15 of the Act shall not inure to the benefit of such officer, director or controlling person unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the Act.

         In no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Fund or its security holders to which Distributors would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement. The Fund's agreement to indemnify Distributor, its officers and directors and any such controlling person as aforesaid is conditioned upon the Fund being notified within ninety days of any action brought against Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to the Fund as its principal business office.



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         10. INDEMNIFICATION BY DISTRIBUTOR. Distributor agrees to indemnify, defend and hold the Fund, its officers and directors and any person who controls the Fund, if any, within the meaning of Section 15 of Act of 1933, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) which the Fund, its directors or officers or any such controlling person may incur under the Act or under common law or otherwise; but only to the extent that such liability or expense incurred by the Fund, its directors or officers or any such controlling person may incur under the Act or under common law or otherwise; but only to the extent that such liability or expense incurred by the Fund, its directors or officers, or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by Distributor to the Fund for use in the Fund's Registration Statement, Prospectus or Statement of Additional Information or shall arise out of or be based upon any alleged omissions to state a material fact in connection with such information required to be stated in the Registration Statement, Prospectus or Statement of Additional Information or necessary to make such information not misleading.

         Distributor's agreement to indemnify the Fund, its directors and officers, and any such controlling person as aforesaid is conditioned upon the Distributor being notified within ninety days of any action brought against the Fund, its officers or directors or any such controlling person, such notification being given by letter or telegram addressed to Distributor at its principal business office.

         11. EXTENT AND EFFECTIVENESS OF INDEMNITY PROVISIONS, WARRANTIES AND REPRESENTATIONS. The indemnity agreements, warranties and representations contained in this Agreement shall remain operative and in full force and effect regardless of: (a) any termination of this contract; (b) any investigation made by or on behalf of either of the parties hereto or by any person controlling either party; and (c) acceptance of and payment hereunder for any of the Shares.

         The indemnity agreements, warranties and representations made in this Agreement are made with the understanding that neither the individual members of the Board of Directors or the individual officers or any of the individual shareholders of either the Fund or Distributor shall be personally liable thereunder.

         Nothing contained in this Agreement shall be deemed to protect either party from any liability to the other party or to protect the members of either party's Board of Directors or officers or shareholders from any liability to which such persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement.

         12. CERTAIN EXPENSE TO BE PAID BY DISTRIBUTOR. During the continuance of this Agreement, Distributor will:



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                  (i) Select the States in which it desires the Shares to be offered for sale and will undertake to qualify or maintain the qualification thereof for lawful offering and sale therein under the so-called "Blue Sky" Laws of such States respectively, except that fees and charges (including legal fees) in connection therewith will be borne by the Fund;

                  (ii) Prepare the sales literature and assist in the preparation of prospectuses and registration statements pertinent to any such offering or sale;

                  (iii) Bear the expenses occasioned by the printing and distribution of such prospectuses (except for the expenses of prospectuses required to be delivered to current Fund shareholders) and the printing and distribution of such sales literature; and

                  (iv) Bear the expense of advertising the offering of the Shares; and

                  (v) Make such other expenditures as it deems appropriate.

         The Fund will cooperate with Distributor to the extent of supplying all necessary documents, exhibits and information, and will execute and permit to be filed with the proper public bodies, such applications, including amendments and renewals thereof, instruments, papers and exhibits as may be appropriate to enable the Shares to be offered for sale under the "Blue Sky" Laws of such States as Distributor shall reasonably determine, and will cooperate with Distributor and its counsel in the presentation of said applications (including amendments and renewals thereof), to the end that the Shares may be qualified in such States under the respective "Blue Sky" Laws thereof; provided that the Fund shall not be required to amend its Articles of Incorporation or By-Laws to comply with the laws of any State, to maintain an office in any State, to change the terms of the offering of its capital stock in any State from the terms set forth in its Registration Statement and Prospectus, to qualify as a foreign corporation in any State or to consent to service of process in any State other than with respect to claims arising out of the offering of its capital stock.

         13. CERTAIN INFORMATION TO BE FURNISHED BY THE FUND. The Fund shall furnish Distributor for its use in connection with the sale of the Fund shares such information with respect to the Fund and its Shares as Distributor may reasonably request.

         Without limiting the generality of the foregoing, the Fund shall furnish to Distributor the following information:

         (a) The Fund will furnish the determinations of the net asset value of the Portfolios of Fund Shares with such frequency and as of such times and will cause the offering price to be effective for such periods as are set forth in the Prospectus or Statement of Additional Information of the Fund. These determinations shall be furnished as often as they are made, and the computations underlying these determinations shall also be made available.

         The Fund will advise Distributor immediately of:



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                  (i)   Any request of the Commission for amendments to the
         Registration Statement, Prospectus or Statement of Additional Information; or for additional information;

                  (ii) Any stop order suspending the effectiveness of the registration statement, prospectus or Statement of Additional Information;

                  (iii) The happening of any event which makes untrue any statement, or which requires the making of any change, in the Registration Statement, Prospectus or Statement of Additional Information in order to make the statements therein not misleading;

                  (iv) All action of the Commission with respect to any amendments to the Registration Statement, Prospectus or Statement of Additional Information which may from time to time be filed with the Commission under the Act; and

                  (v) The commencement of any litigation or proceedings against the Fund or any of its officers or directors in connection with the issue and sale of any shares of its capital stock.

         14. FUND'S RIGHT TO SUSPEND THE SALES OF SHARES. Anything to the contrary in this Agreement notwithstanding, the Fund may suspend the offering price currently in effect and may, without incurring any liability under any of the provisions of this Agreement, decline to accept or confirm any orders for or make any sales of any shares of the Fund's capital stock under this Agreement until such time as it shall deem it advisable to accept and confirm such orders and to make such sales, and, during any period during which the offering price currently in effect shall be suspended or during which the Fund shall decline to accept or confirm any such orders or make any such sales, the Fund shall be under no obligation to confirm or accept any such orders or make any such sales at any price.

         15. REPORTS OF DISPOSITION OF MONIES. The Fund, and the Distributor to the extent applicable, shall require any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to this Agreement or any plans of distribution pursuant to Rule 12b-1 under the Investment Company Act of 1940 to provide at least quarterly to the Board of Directors of the Fund a written report of the amounts so expended and the purposes for which such expenditures were made. The Board of Directors will review such reports promptly, and at least quarterly.

         16. TERMINATION. The Fund may terminate this Agreement at any time, without the payment of any penalty, by vote of a majority of those directors of the Fund who are not interested persons of the Fund and who have no direct or indirect financial interest in this Agreement, or by vote of a majority of its outstanding voting securities; and Distributor may terminate this Agreement by sixty days written notice to the Fund at any time without the payment of any penalty. This Agreement may be assigned by the Fund, but may not be assigned by Distributor. This Agreement will immediately terminate in the event of its assignment.



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         17. TERM OF AGREEMENT. This Agreement shall not be effective unless it has been approved by a vote of the Board of Directors of the Fund, including a majority of those directors of the Fund who are not interested persons of the Fund and who have no direct or indirect financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such approval. Subject to prior termination as provided above, this Agreement shall continue in force for one (1) year from the date of its effectiveness and from year to year thereafter, if its continuance after said date is specifically approved on or before said date and at least annually thereafter by vote or the Board of Directors of the Fund, including a majority of those directors who are not parties to this Agreement or interested persons of any such party and who have no direct or indirect financial interest in this Agreement, cast in person at meeting called for the purpose of voting on such approval.

         18. DEFINITIONS. The terms "assignment," "Commission," "interested persons," and "vote of a majority of the outstanding voting securities", when used herein, shall have the respective meanings specified in the federal Investment Company Act of 1940 as now or hereunder in effect.

         The term "Act" when used herein shall mean the Securities Act of 1933.

         The term "Registration Statement" shall mean the Registration Statement then in effect under the Act with respect to the Fund's Shares.

         The term "Prospectus" shall mean the Prospectus then constituting a part of the Registration Statement as well as any amendments and supplements to the Prospectus then constituting a part of the Registration Statement.

         19. MISCELLANEOUS. This Agreement shall be governed by the laws of Georgia and shall be binding on the parties hereto, their successors and assigns to the extent permitted by law.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this 1st day of March, 1998.

                                  THE ENTERPRISE GROUP OF FUNDS, INC.


                                  By:/s/ CATHERINE R. MCCLELLAN
                                     -----------------------------------------
                                         Catherine R. McClellan
                                         Secretary

                                  ENTERPRISE FUND DISTRIBUTORS, INC.


                                  By:/s/ CATHERINE R. MCCLELLAN
                                     -----------------------------------------
                                         Catherine R. McClellan
                                         Senior Vice President and Secretary



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